Exhibit 99.1

News Announcement

CONTACT:
Richard Gaetz, President/CEO
Sean Washchuk, VP Finance/CFO
Vitran Corporation Inc.
416/596-7664

FOR IMMEDIATE RELEASE

VITRAN CORPORATION INC. COMPLETES US$23 MILLION
PRIVATE PLACEMENT OFFERING

TORONTO, ONTARIO (September 21, 2009) - Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN) (“Vitran” or the “Company”), a North American transportation and logistics firm, today announced that it has completed its previously announced private placement of approximately 2.7 million shares of common stock at the price of US$8.50 per share, for aggregate gross proceeds of approximately US$23.0 million.  Stifel Nicolaus & Company, Incorporated, acted as lead placement agent, and Stephens, Inc. and Morgan Keegan & Company, Inc. acted as co-placement agents.  In connection with the completion of the Offering, the Company also confirmed the effectiveness of the previously announced amendment to its syndicated credit agreement.

The Company intends to use the net proceeds of the Offering, which, after payment of costs and expenses associated with the sale, are expected to be approximately US$21.4 million, to permanently reduce the outstanding amount of its syndicated term debt by US$7.5 million.  The remainder of the net proceeds will be used to pay down revolving debt.  The repayment of the revolving debt will increase the Company’s unused debt capacity, and give the Company added flexibility to execute its operating and capital initiatives.

The shares sold under the Offering have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  The Company intends to file a Registration Statement on Form S-3 to facilitate the resale of these shares from time to time by the new investors.   This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the shares.

Vitran President and Chief Executive Officer Rick Gaetz stated, “We are excited with the support shown by our existing and new shareholders as well as JPMorgan and our lending syndicate.  The US$23 million of new equity, along with the amended credit agreement, strongly positions the Company to capitalize on an economic recovery, respond to any material changes in the transportation market and execute its ongoing operating plan.”

Vitran Corporation, 09/21/2009	Page 2 of 2

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services.  To find out more about Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), visit the website at www.vitran.com.

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, “may”, “plans”, “continue”, “will”, “focus”, “should” “endeavor” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran’s actual results, performance or achievements to differ materially from those projected in the forward-looking statements.  Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors.  More detailed information about these and other factors is included in the annual MD&A on Form 10-K under the heading “General Risks and Uncertainties.”  Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.  Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

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